UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event):  December 21, 2015
DORIAN LPG LTD.
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	001-34741	66-0818228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
27 Signal Road, Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (203) 674-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

The information contained in this Current Report on Form 8-K is hereby incorporated by reference into (i) the registration statement on Form S-3 (File No. 333-200714) of Dorian LPG Ltd. (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") and deemed effective by the Commission on July 10, 2015 and (ii) the registration statement on Form S-3 (File No. 333-208375) of the Company, filed with the Commission and deemed effective by the Commission on December 17, 2015.

Item 1.01.                          Entry into a Material Definitive Agreement.
Item 3.03 below is incorporated herein by reference.
Item 3.03.                          Material Modification to Rights of Security Holders.
On December 21, 2015, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share, and adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of December 21, 2015 (the "Rights Agreement"), by and between the Company and Computershare Inc., as rights agent.  The dividend is payable on December 31, 2015 to the stockholders of record on such date.
The Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics.  In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of the outstanding common stock of the Company without the approval of the Board.  The Rights Agreement should not interfere with any merger or other business combination approved by the Board.
A summary of the terms of the Rights Agreement follows.  This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8‑K.  A copy of the Rights Agreement is available free of charge from the Company upon request.
The Rights.  The Rights will initially trade with, and will be inseparable from, the common stock.  The Rights are evidenced only by certificates that represent shares of common stock.  New Rights will accompany any new shares of common stock the Company issues after December 31, 2015 until the Distribution Date described below.
Exercise Price.  Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a "Preferred Share") for $60 (the "Exercise Price"), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of the outstanding common stock.
For persons who, prior to the time of public announcement of the Rights Agreement, beneficially own 15% or more of the Company's outstanding common stock, the Rights Agreement "grandfathers" their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the company's common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company's common stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.
The date when the Rights become exercisable is the "Distribution Date."  Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.
The Board of Directors may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.
Consequences of a Person or Group Becoming an Acquiring Person.
•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $60, purchase shares of the Company common stock with a market value of $120, based on the market price of the common stock prior to such acquisition.
•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $60, purchase shares of the acquiring corporation with a market value of $120, based on the market price of the acquiring corporation's stock prior to such transaction.
•	Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.
Preferred Share Provisions.
Each one one-hundredth of a Preferred Share, if issued:
•	will not be redeemable;
•	will entitle its holder to quarterly dividend payments of $.01, or an amount equal to the dividend paid on one share of common stock, whichever is greater;
•	will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of common stock, whichever is greater;
•	will have the same voting power as one share of common stock; and
•	if shares of the Company common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.
The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.
Expiration.  The Rights will expire on December 20, 2018; provided that if Company stockholders have not ratified the rights plan by December 20, 2016, the rights plan will expire on such date.
Redemption.  The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right.  The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.
Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  However, the Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the outstanding common stock of the Company.  In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.  After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.
The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.
Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with Registrar of Corporations of the Republic of the Marshall Islands on December 21, 2015. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The information set forth under Item 3.03 above is incorporated herein by reference.
Item 8.01.                          Other Events.
Earlier today, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.                          Financial Statements, Pro Forma Financial Information and Exhibits
(a)            Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Exhibits.	The following exhibits are filed as part of this report:
3.1	Certificate of Designations for Dorian LPG Ltd. Series A Junior Participating Preferred Stock.
4.1	Rights Agreement, dated as of December 21, 2015, between Dorian LPG Ltd. and Computershare Inc., which includes the form of Certificate of Designations as Exhibit A and the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.
99.1	Press Release, dated as of December 21, 2015.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2015
Dorian LPG Ltd.
	By:	/s/ Theodore B. Young
	Name:	Theodore B. Young
	Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
3.1	Certificate of Designations for Dorian LPG Ltd. Series A Junior Participating Preferred Stock.
4.1
Rights Agreement, dated as of December 21, 2015, between Dorian LPG Ltd. and Computershare Inc., which includes the form of Certificate of Designations as Exhibit A and the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of December 21, 2015.